Exhibit 32

Written Statement of

Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Laboratory Corporation of America Holdings (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-K of the Company for the Period Ended December 31, 2005 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ THOMAS P. MAC MAHON
Thomas P. Mac Mahon
Chief Executive Officer
February 27, 2006

By:	/s/ WILLIAM B. HAYES
William B. Hayes
Chief Financial Officer
February 27, 2006